As Filed with the Securities Exchange Commission on May 13, 2013

Registration No. 333-166849

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

(Exact name of registrant as specified in its charter)

Illinois (State of Organization)	6221 (Primary Standard Industrial Classification Number)	36-4368292 (I.R.S. Employer Identification Number)

c/o Beeland Management Company, L.L.C.

141 West Jackson Blvd., Suite 1340A

Chicago, Illinois 60604

312/264-4375

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Walter Thomas Price III

Beeland Management Company, L.L.C.

141 West Jackson Blvd., Suite 1340A

Chicago, Illinois 60604

312/264-4375

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James B. Biery

Sidley Austin LLP

1 South Dearborn Street

Chicago, Illinois 60603

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

Post-Effective Amendment No. 3

The sole purpose of this Post-Effective Amendment is to deregister $ 148,717,922 of Units of Limited Partnership Interest which remained unsold following the termination of the offering of such Units pursuant to this Registration No. 333-166849.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on the 13th day of May 2013.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.
By:	Beeland Management Company, L.L.C.
General Partner

By	/s/ Walter T. Price III
Walter T. Price III
Managing Member